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                                                                    EXHIBIT 5.1


                                 August 5, 1997


WellPoint Health Networks Inc.
21555 Oxnard Street
Woodland Hills, CA 91367


        Re:     WellPoint Health Networks Inc. Post-Effective
                Amendment No. 1 Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 5, 1997


Ladies and Gentlemen:

        We have acted as counsel to WellPoint Health Networks Inc., a Delaware corporation (the "Company"), in connection with its registration under the Securities Act of 1933, as amended, of debt securities and warrants to purchase debt securities (together the "Offered Securities") with an aggregate public offering price of $1,000,000,000, all as described in the Company's Post-Effective Amendment No. 1 to its Registration Statement on Form S-3.

        In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation, the Company's Bylaws and originals or copies certified to our satisfaction of such records, documents, certificates, memorandum or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        On the basis of the foregoing, and in reliance thereon, we advise you that, in our opinion, when the Offered Securities have been issued and sold as contemplated by the above Registration Statement and upon the receipt of the requisite consideration therefor, the Offered Securities will be "duly and validly issued, fully paid and nonassessable and will constitute binding obligations of WellPoint Health Networks Inc., subject to the effect of
(a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and court decisions of general application including, without limitation, statutory or other laws regarding fraudulent or preferential transfers and (b) the application of general principles of equity (regardless of whether enforcement is considered in proceedings in equity or at law)."

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption of "Legal Matters" therein.
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        It is understood that this opinion is to be used only in connection with the offer and sale of the Offered Securities while the Registration Statement is in effect.

                                Very truly yours,

                                /s/ Gibson, Dunn & Crutcher LLP

                                GIBSON, DUNN & CRUTCHER LLP